Exhibit 99.1

July 1, 2019 Expansion into the Rockies TIG Bancorp Holding Company for

2 Forward Looking Statements When used in this presentation and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "may," "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "potential," or similar expressions are intended to identify "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 . You are cautioned not to place undue reliance on any forward - looking statement, which speak only as of the date made . These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information . By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements . Statements about the expected timing, completion and effects of the proposed merger and all other statements in this presentation other than historical facts constitute forward - looking statements . Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following : expected revenues, cost savings, synergies and other benefits from the proposed merger of BayCom Corp (“BayCom” or “BCML”) and TIG Bancorp (“TIG”) and the recent merger of Uniti Financial Corporation and BayCom might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected ; the requisite shareholder and regulatory approvals and other closing conditions for the proposed merger may be delayed or may not be obtained or the merger agreement may be terminated ; business disruption may occur following or in connection with the proposed merger ; BayCom’s or TIG's businesses may experience disruptions due to transaction - related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities ; the possibility that the proposed merger is more expensive to complete than anticipated, including as a result of unexpected factors or events ; the diversion of managements' attention from ongoing business operations and opportunities as a result of the proposed merger or otherwise ; and future acquisitions by the Company of other depository institutions or lines of business . Additional factors which could affect the forward - looking statements can be found in the cautionary language included under the headings “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” in BayCom’s Annual Report Form 10 - K filed with the SEC for the year ended December 31 , 2018 and other documents subsequently filed by BayCom with the SEC . Consequently, no forward - looking statement can be guaranteed . Neither BayCom nor TIG undertakes any obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise . Annualized , pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results .

3 Safe Harbor Additional Information: In connection with the proposed merger, BayCom will file with the SEC a registration statement on Form S-4 that will include a proxy statement of TIG and a prospectus of BayCom, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BAYCOM, TIG AND THE PROPOSED MERGER. The proxy statement/prospectus will be sent to the shareholders of TIG seeking the required shareholder approvals. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by BayCom through the web site maintained by the SEC at www.sec.gov. These documents, when available, also can be obtained free of charge by accessing BayCom’s website at www.unitedbusinessbank.com under the tab “Investor Information” and then under “Documents”. Alternatively, these documents, when filed with the SEC by BayCom, can be obtained free of charge by directing a written request to either BayCom Corp., 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California, 94596, Attn: Agnes Chiu or by calling (925) 476-1843 or to TIG Bancorp, 8400 East Crescent Parkway, Suite 100, Greenwood Village, Colorado 80111, Attn: Jeffrey A. Walker or by calling (303) 955-4495. Participants in the Transaction: BayCom, TIG and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of TIG in connection with the proposed transaction. Information about BayCom’s participants may be found in the definitive proxy statement of BayCom filed with the SEC on May 9, 2019 and information about TIG’s participants and additional information regarding the interests of these participants will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. The definitive proxy statement can be obtained free of charge from the sources described above.

4 Transaction Rationale Strategically Compelling Financially Attractive Low Risk □ Comprehensive due diligence process completed □ BCML has a successful track record completing and integrating mergers and acquisitions, including most recently, Uniti Financial Corporation □ Accretive to BCML’s low costs deposit base □ Expansion into new markets – including entry into the attractive Denver and Colorado Springs MSAs □ Adds scale – addition of $229 million in assets takes pro forma balance sheet to over $2 billion □ Attractive deposit base of nearly $200M at a cost of 22 bps (37% are non - interest bearing) □ Complimentary business mix with healthy loan yields, averaging over 6% □ Opportunity to expand BCML’s labor services division and SBA platform □ Immediate and meaningful accretion to earnings (before merger costs) – 9 % to 10% □ Modest tangible book value dilution; earn back approximately 3.4 years □ Pricing multiples compare favorably with other recent transactions □ Robust internal rate of return – greater than 20%

5 □ Balance Sheet: ▪ Assets: $ 229.2 million ▪ Loans: $146.2 million ▪ Deposits: $198.4 million □ Capital Ratios: ▪ TE/TA: 12.11% ▪ Leverage Ratio - Bank: 11.33% ▪ Total Capital Ratio - Bank: 18.71% □ Asset Quality: ▪ NPAs/Assets (ex. TDRs): 0.57% ▪ Reserves/Loans: 0.72% □ Profitability - Bank: ▪ ROAA: 1.13% ▪ ROAE: 9.42% ▪ Net interest margin: 4.69% 1) Financial data for last twelve months ended March 31, 2019 Source: S&P Global Market Intelligence Corporate Overview – TIG Bancorp Overview Branch Map Financial Highlights 1 First State Bank of Colorado roots go back over 85 years and today has grown to seven branches, with four branches located in Hotchkiss , Delta, Paonia and Crawford in western Colorado, a branch in Westcliffe and Fountain , Colorado and the newest branch in the Denver Tech Center . First State Bank of Colorado has earned its reputation as a community bank, offers a full slate of deposit products and retains a staff of seasoned lenders experienced in meeting both simple and complex financing needs .

6 Transaction Terms Aggregate Deal Value 1 Termination Fee Anticipated Closing □ Q4 2019 □ $39.5 million □ Price/LTM EPS: 15.9x □ Price/2019 Est. EPS : 13.9x Purchase Price¹ Consideration Mix¹ P/TBV Required Approvals □ $12.40 per share □ Approximately 49% stock and 51% cash based on fixed exchange ratio of 0.27543 shares of BCML stock and $6.34 in cash for each share of TIG Bancorp □ $1.2 million, or 3.0% of deal value □ Customary regulatory approvals and TIG shareholder approval 1) Based on BCML closing stock price of $22.00 as of June 27, 2019, and 3,183,400 common shares of TIG outstanding P/E □ 144.6%

7 Key Transaction Assumptions Estimated Cost Savings Capital Contingency: □ 3 5% □ None modeled Purchase Accounting Marks Core Deposit Intangible Revenue Synergies: □ $2.9 million loan mark, approximately 2.0% □ $3.3 million, 1.95% on non - maturity deposits □ None

Pro Forma Loan Portfolio

BCML[1]



Consr & Other
2.4%
C&D
3.8%
1-4 Fam
10.0%
HELOC
1.2%
C&I
12.8%
Multifam
9.5%
OwnOcc CRE
27.8%
Other CRE
32.4%

Loan Type	Composition ($000)	% of Total
Constr & Dev	47,716	3.8%
1-4 Family Residential	124,868	10.0%
Home Equity	14,952	1.2%
Owner - Occ CRE	347,419	27.8%
Other CRE	404,032	32.4%
Multifamily	118,948	9.5%
Commercial & Industrial	159,645	12.8%
Consr & Other	30,179	2.4%
Total Loans	$1,247,401	100.0%

MRQ Yield on Loans: **5.66%**

TIG Bancorp



Consr & Other
10.3%
C&D
14.7%
C&I
6.1%
Multifam
3.1%
1-4 Fam
18.2%
Other CRE
17.7%
HELOC
6.0%
OwnOcc CRE
23.9%

Loan Type	Composition ($000)	% of Total
Constr & Dev	21,572	14.7%
1-4 Family Residential	26,583	18.2%
Home Equity	8,815	6.0%
Owner - Occ CRE	34,963	23.9%
Other CRE	25,861	17.7%
Multifamily	4,504	3.1%
Commercial & Industria	8,984	6.1%
Consr & Other	15,104	10.3%
Total Loans	$146,182	100.0%

MRQ Yield on Loans: **6.03%**

Pro Forma



Consr & Other
3.2%
C&D
5.0%
C&I
12.1%
1-4 Fam
10.9%
HELOC
1.7%
Multifam
8.9%
Other CRE
30.8%
OwnOcc CRE
27.4%

Loan Type	Composition ($000)	% of Total
Constr & Dev	69,288	5.0%
1-4 Family Residential	151,451	10.9%
Home Equity	23,767	1.7%
Owner - Occ CRE	382,382	27.4%
Other CRE	429,893	30.8%
Multifamily	123,452	8.9%
Commercial & Industrial	168,629	12.1%
Consr & Other	45,283	3.2%
Total Loans	$1,394,145	100.0%

MRQ Yield on Loans: **5.70%**

1) Includes combination with UIFC which closed May 24, 2019
Bank level regulatory data shown; does not include purchase accounting adjustments; as of March 31, 2019
Source: Regulatory call reports, S&P Global Market Intelligence

8

Pro Forma Deposit Composition

BCML[1]



Time Deposits < $100k 2.9%
Time Deposits > $100k 17.6%
MMDA & Sav 32.5%
NOW Accts 12.6%
Non Int. Bearing 34.4%

Deposit Type	Composition ($000)	% of Total
Non Interest Bearing	540,450	34.4%
NOW & Other Trans	197,495	12.6%
MMDA & Sav	511,220	32.5%
Time Deposits < $100k	46,037	2.9%
Time Deposits > $100k	275,830	17.6%
Total Deposits	$1,571,032	100.0%

MRQ Cost of Deposits: 0.46%
Loans / Deposits: 79.40%

TIG Bancorp



Time Deposits < $100k 8.4%
Time Deposits > $100k 6.0%
MMDA & Sav 34.2%
NOW Accts 13.9%
Non Int. Bearing 37.4%

Deposit Type	Composition ($000)	% of Total
Non Interest Bearing	74,283	37.4%
NOW & Other Trans	27,571	13.9%
MMDA & Sav	67,951	34.2%
Time Deposits < $100k	16,597	8.4%
Time Deposits > $100k	11,996	6.0%
Total Deposits	$198,398	100.0%

MRQ Cost of Deposits: 0.22%
Loans / Deposits: 73.68%

Pro Forma



Time Deposits < $100k 3.5%
Time Deposits > $100k 16.3%
MMDA & Sav 32.7%
NOW Accts 12.7%
Non Int. Bearing 34.7%

Deposit Type	Composition ($000)	% of Total
Non Interest Bearing	614,733	34.7%
NOW & Other Trans	225,066	12.7%
MMDA & Sav	579,171	32.7%
Time Deposits < $100k	62,634	3.5%
Time Deposits > $100k	287,826	16.3%
Total Deposits	$1,769,430	100.0%

MRQ Cost of Deposits: 0.43%
Loans / Deposits: 78.79%

1) Includes combination with UIFC which closed May 24, 2019
Bank level regulatory data shown; does not include purchase accounting adjustments; as of March 31, 2019
Source: Regulatory call reports, S&P Global Market Intelligence

BAYCOM CORP
9
First State Bank of Colorado

10 1) As of June 30, 2018 Source : S&P Global Market Intelligence, Choose Colorado. com Market Highlights – Denver MSA Deposit Market Share 1 Demographic Overview Large Employers and Universities Denver MSA □ Largest city in Colorado □ 2019 Population: 2,959,584 □ Projected Population Growth (2019 - 2024): 7.17% □ 2019 Median Household Income: $78,251 □ Projected Household Income Growth (2019 - 2024): 10.92% □ April 2019 Unemployment Rate: 2.7% Denver-Aurora-Lakewood MSA 2018 # Total Total Of Deposits Market Rank Institution (ST) Branches In Market Share (%) 1 Wells Fargo & Co. (CA) 78 21,661,523 25.94 2 U.S. Bancorp (MN) 73 12,986,945 15.55 3 FirstBank Holding Co. (CO) 64 11,354,288 13.60 4 JPMorgan Chase & Co. (NY) 71 9,760,092 11.69 5 KeyCorp (OH) 45 3,897,209 4.67 6 BOK Financial Corp. (OK) 14 3,353,793 4.02 7 BNP Paribas 42 3,052,626 3.66 8 BBVA 28 1,764,323 2.11 9 Bank of America Corporation (NC) 10 1,744,292 2.09 10 Heartland Financial USA Inc. (IA) 18 1,586,210 1.90 54 TIG Bancorp (CO) 1 11,251 0.01 Total For Institutions In Market 626 83,512,335

11 1) As of June 30, 2018 Source : S&P Global Market Intelligence, Choose Colorado. com Market Highlights – Colorado Springs MSA Deposit Market Share 1 Demographic Overview Large Employers and Universities Colorado Springs MSA □ Second largest city in Colorado □ Home to Fort Carson, a significant Army installation □ 2019 Population: 741,407 □ Projected Population Growth (2019 - 2024): 6.91% □ 2019 Median Household Income: $68,447 □ Projected Household Income Growth (2019 - 2024): 7.62% □ April 2019 Unemployment Rate: 3.3% Colorado Springs MSA 2018 # Total Total Of Deposits Market Rank Institution (ST) Branches In Market Share (%) 1 Wells Fargo & Co. (CA) 15 2,085,027 25.42 2 JPMorgan Chase & Co. (NY) 14 1,082,191 13.19 3 U.S. Bancorp (MN) 15 961,677 11.72 4 FirstBank Holding Co. (CO) 8 600,314 7.32 5 Sturm Financial Group Inc. (CO) 5 343,331 4.19 6 UMB Financial Corp. (MO) 4 319,791 3.90 7 National Bank Holdings Corp. (CO) 6 258,060 3.15 8 Pieper Bancorp Inc. (CO) 3 199,995 2.44 9 Zions Bancorp. NA (UT) 3 193,717 2.36 10 Gemini Bancshares Inc. (CO) 3 190,043 2.32 54 TIG Bancorp (CO) 1 27,681 0.34 Total For Institutions In Market 133 8,203,274

12 1) As of June 30, 2018 Source : S&P Global Market Intelligence Market Highlights – Delta and Custer Counties Delta County 2018 # Total Total Of Deposits Market Rank Institution (ST) Branches In Market Share (%) 1 Pinnacle Bancorp Inc. (NE) 3 117,612 22.70 2 TIG Bancorp (CO) 4 99,277 19.16 3 Wells Fargo & Co. (CA) 1 79,563 15.36 4 U.S. Bancorp (MN) 2 67,728 13.07 5 BNP Paribas 1 67,170 12.97 6 First Colorado Financial Corp. (CO) 2 51,790 10.00 7 Alpine Banks of Colorado (CO) 1 34,882 6.73 Total For Institutions In Market 14 518,022 Custer County 2018 # Total Total Of Deposits Market Rank Institution (ST) Branches In Market Share (%) 1 TIG Bancorp (CO) 1 62,342 100.00 Total For Institutions In Market 1 62,342 Demographic Overview Delta County □ 2019 Population: 30,952 □ Projected Population Growth (2019 - 2024): 1.67% □ 2019 Median Household Income: $44,851 □ Projected Household Income Growth (2019 - 2024): 0.44% □ April 2019 Unemployment Rate: 3.4% Delta 1 Custer 1 Demographic Overview Custer County □ 2019 Population: 4,999 □ Projected Population Growth (2019 - 2024): 7.46% □ 2019 Median Household Income: $41,460 □ Projected Household Income Growth (2019 - 2024): 3.85% □ April 2019 Unemployment Rate: 2.8%

First State Bank of Colorado Financial Overview

In $000s except for per share data	For the Twelve Months Ended 12/31/16	12/31/17	12/31/18	Quarters Ended 6/30/18	9/30/18	12/31/18	3/31/19
Balance Sheet							
Total Assets	$210,642	$217,353	$237,766	$228,488	$237,117	$237,766	$228,858
Total Loans	$132,409	$144,732	$152,017	$157,334	$156,049	$152,017	$146,182
Total Deposits	$183,823	$190,126	$208,179	$200,551	$208,549	$208,179	$198,398
Loans/Deposits	72.03%	76.12%	73.02%	78.45%	74.83%	73.02%	73.68%
Capital							
Common Equity	$26,313	$26,622	$28,697	$27,270	$27,838	$28,697	$29,452
Tangible Equity	$23,817	$22,343	$24,745	$23,154	$23,804	$24,745	$25,571
Total Equity/Assets	12.49%	12.25%	12.07%	11.93%	11.74%	12.07%	12.87%
Tang. Common Equity/ Tang. Assets	11.44%	10.49%	10.58%	10.32%	10.21%	10.58%	11.37%
Risked Based Capital	18.82%	15.96%	17.51%	16.02%	16.25%	17.51%	18.71%
Tier 1 Capital	17.86%	15.87%	16.85%	15.65%	15.67%	16.85%	17.98%
Leverage Ratio	11.66%	10.50%	10.77%	10.80%	10.42%	10.77%	11.33%
Profitability Measures							
Net Interest Margin	3.81%	4.34%	4.63%	4.64%	4.89%	4.66%	4.58%
Non Interest Income/Avg. Assets	0.43%	0.42%	0.58%	0.80%	0.51%	0.51%	0.41%
Non Interest Expense/Avg. Assets	3.07%	3.05%	3.11%	3.17%	2.99%	3.18%	3.15%
Efficiency Ratio	73.93%	67.72%	63.26%	61.74%	58.89%	64.64%	66.96%
ROAA	0.49%	0.86%	1.04%	1.13%	1.11%	1.16%	1.14%
ROAE	3.86%	7.05%	8.75%	9.31%	9.57%	9.74%	9.09%
Net Income	$1,010	$317	$2,396	$628	$659	$688	$661
Asset Quality							
NPAs/Assets	2.20%	1.68%	0.94%	1.33%	1.18%	0.94%	1.00%
NPAs (excl TDRs)/Assets	1.42%	0.95%	0.53%	0.70%	0.76%	0.53%	0.57%
NCOs/Avg Loans	0.13%	-0.02%	0.06%	0.01%	0.07%	0.05%	-0.05%
Reserves/Loans	0.98%	0.09%	0.65%	0.35%	0.57%	0.65%	0.72%
Reserves/NPAs	28.10%	3.54%	44.26%	18.20%	31.92%	44.26%	46.00%

BAYCOM CORP

Source: S&P Global Market Intelligence

13

First State Bank of Colorado